Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of B&D Food Corp. (the “Company”) for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Spence Walker, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarter Report on Form 10-Q for the period ending June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarter Report on Form 10-Q for the period ending June 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of LATTENO FOOD CORP.

Dated: August 16, 2010	By:	/s/ Spence Walker
Spence Walker
Chief Financial Officer